                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               NETWORK PLUS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               NETWORK PLUS CORP.
                              234 COPELAND STREET
                                QUINCY, MA 02169

                                          May 9, 2000

Dear Network Plus Stockholder:

     You are cordially invited to the annual meeting of stockholders of Network Plus Corp. (the "Company"), which will be held at the Hyatt Harborside, 101 Harborside Drive, Boston, Massachusetts 02128, on Tuesday, June 6, 2000 at 2:00 p.m., local time. We look forward to greeting as many of our stockholders as possible.

     Details of the business to be conducted at the annual meeting are provided in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to sign and promptly return the enclosed proxy in the enclosed postage paid envelope. Please refer to the enclosed proxy card for detailed instructions. If you decide to attend the annual meeting, you will have the opportunity to vote in person.

                                          Sincerely,

                                          ROBERT T. HALE, JR.
                                          President and Chief Executive Officer

                               NETWORK PLUS CORP.
                              234 COPELAND STREET
                                QUINCY, MA 02169

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 6, 2000

     The Annual Meeting of Stockholders of Network Plus Corp., a Delaware corporation (the "Company"), will be held at the Hyatt Harborside, 101 Harborside Drive, Boston, Massachusetts 02128, on Tuesday, June 6, 2000 at 2:00 p.m., local time, to consider and act upon the following matters:

     1. To elect one Class I director to serve for a three-year term.

     2. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 11, 2000 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

     All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          JAMES J. CROWLEY
                                          Secretary

Quincy, Massachusetts
May 9, 2000

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                               NETWORK PLUS CORP.
                              234 COPELAND STREET
                                QUINCY, MA 02169

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Network Plus Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, June 6, 2000 and at any adjournments of the Annual Meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     At the close of business on April 11, 2000, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 55,334,087 shares of common stock, par value $.01 per share, of the Company ("Common Stock"). Stockholders are entitled to one vote per share.

     The Company's Annual Report to Stockholders and Form 10-K for fiscal 1999 were mailed to stockholders, along with these proxy materials, on or about May 9, 2000.

VOTES REQUIRED

     The holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     The director nominee must receive a plurality of the votes cast at the Annual Meeting, which means that a vote withheld from the nominee will not affect the outcome of the election. The selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year must be approved by a majority of the votes cast on the matter.

     Shares that abstain from voting as to a particular matter will not be counted as votes in favor of such matter, but will be counted as shares voting on such matter. Accordingly, an abstention from voting on a matter has the same effect as a vote against the matter. Shares held in street name by brokers or nominees who indicate on their proxy that they do not have discretionary authority to vote such shares as to a particular matter (a "broker non-vote") will not be counted as votes in favor of such matter and will also not be counted as shares voting on such matter. Accordingly, a broker non-vote on a matter that requires the affirmative vote of a certain percentage of the shares present and voting on the matter, such as the election of the director and the ratification of independent accountants, has no effect on the voting on such matter.

     Stockholders may vote by any one of the following means:

     - by mail

     - in person at the meeting

     To vote by mail, sign, date and complete the enclosed proxy card and return it in the enclosed self-addressed stamped envelope. No postage is necessary if mailed in the United States. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions on voting your shares.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information, as of March 31, 2000, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all directors and executive officers of the Company as of March 31, 2000 as a group. Unless otherwise indicated, the address of each person listed below is c/o Network Plus Corp., 234 Copeland Street, Quincy, Massachusetts 02169.

                                                 NUMBER OF        SHARES ISSUABLE
                                                   SHARES         UPON EXERCISE OF      PERCENTAGE OF
                                                BENEFICIALLY      STOCK OPTIONS OR       COMMON STOCK
BENEFICIAL OWNER                                  OWNED(1)          WARRANTS(2)         OUTSTANDING(3)
----------------                                ------------      ----------------      --------------
5% STOCKHOLDERS
  Robert T. Hale..............................   22,281,333(4)              0                40.3%
  Robert T. Hale, Jr..........................   23,324,000(5)              0                42.2%
OTHER DIRECTORS
  James J. Crowley............................            0           135,998                   *
  David D. Martin.............................       30,000            16,999                   *
     4352 San Carlos
     Dallas, TX 75202
  Joseph C. McNay.............................            0            16,999                   *
     c/o Essex Investment Management
     Company, LLC
     125 High Street, 29th Floor
     Boston, MA 02110-2702
OTHER EXECUTIVE OFFICERS LISTED IN THE SUMMARY
  COMPENSATION TABLE
  George C. Alex..............................            0           113,332                   *
  Richard Kendall.............................          300            39,665                   *
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A
  GROUP (6 PERSONS)...........................   45,363,333(4)(5)     283,328                82.1%

---------------
 *  Less than 1%

(1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed.

(2) Shares of Common Stock issuable under stock options that are exercisable within 60 days after March 31, 2000 are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.

(3) Number of shares deemed outstanding includes 55,333,861 shares outstanding as of March 31, 2000 plus, with respect to any director or officer, any shares of Common Stock issuable to such director or officer under stock options that are exercisable within 60 days after March 31, 2000.

(4) Includes 272,000 shares held by a trust for the benefit of Robert T. Hale, Jr.'s children, over which shares Mr. Hale has sole voting and dispositive power. Mr. Hale disclaims beneficial ownership of such shares.

(5) Includes 657,333 shares held by various trusts for the benefit of Robert T. Hale's grandchildren and children, including Mr. Hale, Jr., over which shares Mr. Hale, Jr. has shared voting and dispositive power, and the shares described in (4) above. Mr. Hale, Jr. disclaims beneficial ownership of such shares.

                 PROPOSAL NO. 1 -- ELECTION OF CLASS I DIRECTOR

     The Company's certificate of incorporation divides its board of directors into three classes (designated Class I directors, Class II directors and Class III directors), with members of each class holding office for staggered three-year terms. At the time of the Annual Meeting there will be one Class I director, whose term expires at the Annual Meeting, two Class II directors, whose terms expire at the 2001 annual meeting, and two Class III directors, whose terms expire at the 2002 annual meeting.

     The persons named in the proxy will vote to elect Robert T. Hale, Jr. as the Class I director unless authority to vote for his election is withheld by marking the proxy to that effect. If elected, Mr. Hale, Jr. will hold office until the third annual meeting of stockholders following the Annual Meeting and until his successor is elected and qualified. Mr. Hale, Jr. has indicated his willingness to serve, if elected, but if he should be unable or unwilling to serve, the proxies may vote for a substitute nominee designated by the Board of Directors.

DIRECTORS AND NOMINEE

     The following table sets forth, for each director of the Company (including the nominee for Class I director), his name and age, his positions with the Company (including the predecessor to the Company prior to its incorporation in Delaware in 1998), his principal occupation and business experience during the past five years, the names of the other public reporting corporations for which he serves as director and the year during which he first became a director of the Company:

                                                                                             FIRST
                                                                                            BECAME A
NAME, OFFICES AND POSITIONS WITH THE COMPANY, PRINCIPAL OCCUPATION AND DIRECTORSHIPS  AGE   DIRECTOR
------------------------------------------------------------------------------------  ---   --------
NOMINEE FOR CLASS I DIRECTOR
Robert T. Hale, Jr. ....................................................              33      1990
  Mr. Hale, Jr. has served as President and Chief Executive Officer of the Company
  since its inception in 1990. From 1989 to 1990, Mr. Hale, Jr. was employed by U.S.
  Telecenters, a sales agent for NYNEX Corporation, and from 1988 to 1989 as a sales representative at MCI.

CLASS II DIRECTORS (TERMS EXPIRE AT 2001 ANNUAL MEETING)
Robert T. Hale..........................................................              61      1990
  Mr. Hale has served as Chairman of the Board of the Company since its inception in
  1990. Mr. Hale is a founding member of the Telecommunications Resellers
  Association and has served as Chairman of its Carrier Committee since 1993 and served as Chairman of its Board from May 1995 to May 1997. Mr. Hale was President of Hampshire Imports from 1968 and 1992.
James J. Crowley........................................................              35      1998
  Mr. Crowley has served as Executive Vice President since 1994 and Chief Operating
  Officer, Secretary and a director since July 1998. Mr. Crowley was an attorney at
  Hale and Dorr LLP, a Boston law firm, from 1992 to 1994.

CLASS III DIRECTORS (TERMS EXPIRE AT 2002 ANNUAL MEETING)
David D. Martin.........................................................              60      1998
  Mr. Martin has served as a director since August 1998. Mr. Martin was employed by
  Texas Instruments from 1960 until June 1998, most recently as Executive Vice
  President. Mr. Martin is a director of Mathsoft.
Joseph C. McNay.........................................................              66      1998
  Mr. McNay has served as a director since August 1998. Mr. McNay serves as Chairman and Chief Investment Officer of Essex Investment Management Company, a private investment management company founded by Mr. McNay in 1976. Previously, he served as Executive Vice President and a director of Endowment Management & Research
  Corp. Mr. McNay serves as a trustee of Children's Hospital and Children's Hospital
  Trust, Boston, trustee of Simmons College, trustee of the Dana Farber Cancer
  Institute and trustee of National Public Radio.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's internal accounting control policies and procedures, considers and recommends the selection of the Company's independent accountant, reviews and approves any major accounting policy changes affecting the Company's operating results and provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee met once during fiscal 1999. The members of the Audit Committee are Messrs. Martin and McNay.

     The Company has a standing Compensation Committee of the Board of Directors, which has the authority to provide recommendations to the Board regarding compensation programs of the Company, administer the executive compensation programs and, along with the full Board, to grant stock options under the Company's 1998 Stock Incentive Plan (the "Stock Incentive Plan"). The Compensation Committee met once during fiscal 1999. The members of the Compensation Committee are Messrs. Martin and McNay.

     The Company does not have a nominating committee or committee serving a similar function. Nominations are made by and through the full Board of Directors. A special Pricing Committee of the Board of Directors, whose members were Messrs. Hale, Hale, Jr. and Crowley, met once during fiscal 1999 relating to the pricing of the Company's initial public offering in June 1999.

     The Board of Directors met five times and twice acted by written consent during fiscal 1999. Each current director other than Mr. McNay attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees of the Board on which he then served.

DIRECTOR COMPENSATION

     Under the Company's 1998 Director Stock Option Plan (the "Director Option Plan"), each director who is not also an employee of the Company or any subsidiary of the Company receives on the date of each annual meeting of the stockholders, or on August 1 of each year if no annual meeting is held by such date, a fully vested nonstatutory option to purchase 11,333 shares of Common Stock at an exercise price which is equal to the fair market value of Common Stock on the date of grant. Pursuant to the Director Option Plan, on August 1, 1999, Messrs. Martin and McNay each received an option to purchase 11,333 shares of Common Stock at an exercise price of $18.25 per share. In addition, directors are reimbursed for their out-of-pocket expenses incurred as a result of their service as directors.

EXECUTIVE COMPENSATION

  Summary Compensation

     The following table sets forth certain information concerning the compensation earned in each of the last three fiscal years by (i) the Company's Chief Executive Officer and (ii) the Company's four other most highly compensated executive officers during fiscal 1999 who were serving as executive officers at year-end 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                         ANNUAL COMPENSATION(1)             COMPENSATION AWARDS
                                     ------------------------------   --------------------------------
                                                                        SECURITIES
                                                                        UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)(2)   OPTIONS (#)(3)   COMPENSATION($)
---------------------------          ----   ---------   -----------   --------------   ---------------
Robert T. Hale, Jr.................  1999    294,349       3,394              --               --
  President and Chief Executive      1998    246,163       2,671              --               --
  Officer                            1997    355,431       2,770              --               --
Robert T. Hale.....................  1999    225,008       1,029
  Chairman of the Board of
  Directors                          1998    187,708       1,484              --               --
                                     1997    220,692       2,725              --               --
James J. Crowley...................  1999    197,504      30,000          40,000               --
  Executive Vice President, Chief    1998    156,500          --         543,998               --
  Operating Officer and Secretary    1997    160,000       4,353              --               --
George C. Alex(4)..................  1999    181,161      25,000         463,332            8,895(5)
  Executive Vice President, Chief    1998         --          --              --               --
  Financial Officer and Treasurer    1997         --          --              --               --
Richard Kendall....................  1999    315,766      40,227          45,000               --
  Senior Vice President, Sales       1998    167,219      66,465         158,665               --
                                     1997    118,843      39,559              --               --

---------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer for such year.

(2) Represents amounts earned under the Company's incentive compensation programs.

(3) Reflects the grant of stock options. The Company has never granted any stock appreciation rights.

(4) Mr. Alex commenced employment with the Company in February 1999.

(5) Consisting of moving expenses.

  Option Grants, Exercises and Year-End Values

     The following tables set forth certain information concerning option grants and exercises by the Named Executive Officers during fiscal year ended December 31, 1999 and the number and value of the unexercised options held by such persons on December 31, 1999.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE VALUE AT
                                                                                          ASSUMED ANNUAL RATE OF
                                                                                       STOCK PRICE APPRECIATION FOR
                                              INDIVIDUAL GRANTS                               OPTION TERM(2)
                           --------------------------------------------------------   ------------------------------
                             NUMBER OF     PERCENT OF TOTAL
                            SECURITIES         OPTIONS        EXERCISE
                            UNDERLYING        GRANTED TO      OR BASE
                              OPTIONS        EMPLOYEES IN      PRICE     EXPIRATION
NAME                       GRANTED(#)(1)    FISCAL YEAR(%)     ($/SH)       DATE         5%($)            10%($)
----                       -------------   ----------------   --------   ----------   -----------      -------------
Robert T. Hale, Jr.......          --              --              --           --           --                 --
Robert T. Hale...........          --              --              --           --           --                 --
James J. Crowley.........      40,000             2.1         18.4375     12/27/09      463,810          1,175,385
George C. Alex...........      10,000            24.9(3)      18.4375     12/27/09      115,952            293,846
                               63,466                           11.03     02/04/09      440,245          1,115,668
                              145,067                            6.62     02/04/09      603,985          1,530,540
                              240,266                            4.41     02/04/09      666,360          1,688,687
                                4,533                            3.31     02/04/09        9,436             23,219
Richard Kendall..........      25,000             2.4(3)      18.4375     12/27/09      289,889            734,616
                               20,000                         13.0625     10/12/09      164,299            416,365

---------------
(1) One quarter of the options granted vested upon grant. The remainder vest in three equal annual installments, subject to accelerated vesting in certain circumstances.

(2) Amounts represent potential realizable values based on assumed rates of appreciation. These assumed rates are based on Securities and Exchange Commission requirements and do not reflect the Company's projections or estimates of future stock price growth. Actual gains, if any, will depend on the future performance of Common Stock. See "Certain Transactions" below.

(3) Cumulative percentage for all stock option grants to the individual.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                                 OPTIONS AT            IN-THE-MONEY OPTIONS
                               SHARES                        FISCAL YEAR-END(#)      AT FISCAL YEAR-END($)(1)
                              ACQUIRED                     ----------------------    ------------------------
                                 ON            VALUE            EXERCISABLE/               EXERCISABLE/
NAME                         EXERCISE(#)    REALIZED($)        UNEXERCISABLE              UNEXERCISABLE
----                         -----------    -----------    ----------------------    ------------------------
Robert T. Hale, Jr.........      --             --                 --                         --
Robert T. Hale.............      --             --                 --                         --
James J. Crowley...........      --             --            135,999/448,000          2,105,781/6,419,931
George C. Alex.............      --             --            113,332/330,00           1,696,241/5,114,405
Richard Kendall............      --             --             39,665/164,000            520,424/1,784,153

---------------
(1) Based on the fair market value of Common Stock on December 31, 1999 ($21.00), less the option exercise price.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed by all officers of the Company who are persons required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from certain Reporting Persons that no Form 5 filing was required for such persons, the Company believes that during fiscal 1999 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act, except that Mr. Martin filed one Form 4 after its due date reporting a stock purchase.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Martin and McNay each served as a member of the Audit Committee and Compensation Committee during fiscal 1999.

CERTAIN TRANSACTIONS

     George C. Alex is employed under an employment agreement that expires on February 1, 2002 under which he currently receives an annual base salary of $200,000. Mr. Alex is eligible to receive a $50,000 annual bonus. Mr. Alex is also eligible to participate in all of the Company's fringe benefit programs. The Company agreed to reimburse his reasonable relocation expenses in moving to the Boston, Massachusetts metropolitan area. In the event that the Company terminates Mr. Alex's employment other than for cause, Mr. Alex will receive a severance payment equal to his then-current annual base salary and accelerated vesting of his stock options. Following the termination of his employment Mr. Alex is subject to volume restrictions on trading his shares of Common Stock. In addition, the options held by Messrs. Crowly and Alex will vest in full upon a change in control of the Company.

     Robert T. Hale, Jr. is the son of Robert T. Hale. Richard Kendall is the brother-in-law of Robert T. Hale, Jr. and the son-in-law of Robert T. Hale. There are no other familial relationships among the Company's executive officers and directors.

     The Company's corporate headquarters are located in a 39,500-square foot facility in Quincy, Massachusetts. The Company leases the Quincy facility from a realty trust whose beneficiaries are Robert T. Hale and Robert T. Hale, Jr. In fiscal 1999 the Company paid this trust the aggregate amount of approximately $849,000. The Company is currently negotiating a long-term lease for its 80,000-square foot Randolph, Massachusetts facility with a company wholly owned by Messrs. Hale and Hale, Jr.

     On September 2, 1998, the Company paid a dividend to its stockholders, including $2.5 million to Robert T. Hale, Jr. Mr. Hale, Jr. reinvested approximately $1.9 million (representing approximately the total distribution to him, net of his estimated tax liability resulting from such dividend) in the form of a loan. Interest on this loan accrues at Fleet's prime rate. The note was originally due 10 days after the redemption of the Company's Series A preferred stock in July 1999. Mr. Hale, Jr. agreed to extend the date of this note until June 30, 2001. As of March 31, 2000, the outstanding balance on the loan was approximately $2.1 million, including accrued interest.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee. The Company's executive compensation program, consisting of base salaries, bonus awards and stock option grants, is designed to attract, retain and reward executives who are responsible for leading the Company in achieving its business objectives. The Compensation Committee establishes the compensation of the Chief Executive Officer, subject to review by the full board and subject to the terms of any applicable executive employment agreements.

  Compensation Philosophy

     The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified employees. The Company's policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program includes both motivational and retention-related compensation components. Bonuses are included to encourage effective performance relative to current plans and objectives. Stock options are included to help retain productive people and to more closely align their interests with those of stockholders.

     In executing its compensation policy, the Company seeks to relate compensation with the Company's financial performance and business objectives, reward high levels of individual performance and tie a significant portion of total executive compensation to the performance of the Company. While compensation survey data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and the Compensation Committee applies subjective judgment in reconciling the program's objectives with the realities of retaining valued employees.

  Executive Compensation Program

     Annual compensation for the Company's executives consists of three principal elements -- base salary, cash bonus awards and stock options.

BASE SALARY

     In setting the annual cash compensation for the Company's executives, the Compensation Committee reviews compensation for comparable positions in a group of telecommunications companies selected by the Committee for comparison purposes. Telecommunications industry compensation surveys and outside compensation consulting firms are used as well. The Committee also periodically compares its pay practices with other telecommunications companies through review of survey and proxy data.

     Increases in annual base salary are based on a review and evaluation of the performance of the operation or activity for which the executive has responsibility, the impact of that operation or activity on the Company and the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both within and outside the Company.

CASH BONUS AWARDS

     The cash bonus awards for each executive are tied to financial and other performance objectives and targets, fixed by the Board of Directors for the Chief Executive Officer, and by the Chief Executive Officer for the other executive officers. During fiscal 1999, bonus awards were based principally on the Company's achievement of its financial and operating goals. In addition, the Chief Executive Officer set personal objectives for the other executive officers, except for the Chairman of the Board, and made a subjective determination of the extent to which such personal objectives were achieved by each executive during fiscal 1999.

EQUITY OWNERSHIP

     Total compensation at the executive level also includes long-term incentives afforded by stock options. The purpose of the Company's stock option program is to (i) reinforce the mutuality of long-term interests between employees and the stockholders and (ii) assist in the attraction and retention of executives, key managers and individual contributors who are essential to the Company's success. Existing levels of equity ownership are taken into account when determining stock option awards.

     The Company's stock option program includes multi-year vesting periods to optimize the retention value of these options and to orient the Company's executives and managers to longer-term success. In July 1998, the Board of Directors adopted the Stock Incentive Plan. Generally, all stock options granted under the plan vest over a four-year period following the date of grant. If employees leave the Company before the options vest, they forfeit the unvested portions of these awards. The size of the stock option awards is generally intended to reflect the significance of the recipient's then current and anticipated contributions to the Company. Prior to the Company's initial public offering in June 1999, the exercise price of options was 100% or greater of the fair market value per share on the date of grant. Since the Company's initial public offering, the exercise price of options has been 100% of the fair market value per share on the date of grant.

     The Company also has an employee stock purchase plan, which is available to all of its full-time employees, including executives but exclusive of any employee who owns, or would own after purchase under this plan, 5% or more of the total combined voting power or value of the stock of the Company or of any subsidiary. Such plan generally permits employees to purchase shares at a discount of 15% from the lesser of the fair market value at the beginning or end of an offering period.

CHIEF EXECUTIVE OFFICER FISCAL 1999 CASH COMPENSATION

     Robert T. Hale, Jr. served as Chief Executive Officer of the Company during fiscal 1999. The Compensation Committee set Mr. Hale, Jr.'s base salary for fiscal 1999 at $285,000, which was considered to be a salary level competitive with that of salaries for chief executive officers at comparable companies. Mr. Hale, Jr. was also awarded a bonus of $3,395 for fiscal 1999 based upon the achievement of certain objectives. These objectives generally related to the Company achieving its targeted revenue and profit goals for the year, as well as meeting investors' expectations regarding earnings per share. Because of Mr. Hale, Jr.'s significant equity ownership of the Company, Mr. Hale, Jr. was not granted any stock options in 1999.

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company may structure its stock options granted to executive officers in a manner that complies with the performance-based requirements of the statute and does not intend to exceed the annual limit for deductibility under Section 162(m) with respect to cash paid to any executive.

                                          DAVID D. MARTIN
                                          JOSEPH C. MCNAY

                         COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative return of (i) the CRSP Total Return Index for the Nasdaq National Market (U.S. & Foreign Companies) (the "CRSP Nasdaq Index") and (ii) the CRSP Nasdaq Total Return Industry Index for Telecommunications Stocks (the "CRSP Telecommunications Index"). This graph assumes the investment of $100 on the Company's Common Stock, the CRSP Nasdaq Index and the CRSP Telecommunications Index and assumes dividends are reinvested.
                             PERFORMANCE LINE GRAPH

                                                              JUNE 30,    DECEMBER 31,
                                                                1999          1999
                                                              --------    ------------
Network Plus Corp...........................................  $100.00       $100.60
CRSP Nasdaq Index...........................................   100.00        150.90
CRSP Telecommunications Index...............................   100.00        131.82

     PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year. PricewaterhouseCoopers LLP (previously Coopers & Lybrand L.L.P.) has served as the Company's independent accountants since 1996. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to answer appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders made in accordance with Rule 14a-8 of the Exchange Act and intended to be presented at the 2001 Annual Meeting of Stockholders (the "2001 Annual Meeting") must be received by the Company at its principal office in Quincy, Massachusetts no later than January 10, 2001 for inclusion in the proxy statement for that meeting. In addition, the Company's by-laws require that the Company be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). The required notice must be made in writing, include the information required by the by-laws, be delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company at its principal offices and be received not less than 60 days nor more than 90 days prior to the 2001 Annual Meeting; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination or other proposal shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure made, whichever occurs first. While the Company has not yet set the date of the 2001 Annual Meeting, assuming it was held on June 6, 2001 (the same day as this year's meeting), notice of a stockholder proposal or director nomination would need to be made no earlier than March 7, 2001 and no later than April 6, 2001. Any stockholder proposal must also comply with the other applicable provisions of the Company's certificate of incorporation and by-laws and the Exchange Act. No stockholder proposal is required to be considered unless it is presented in accordance with the foregoing requirements.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, telecopy and personal interviews, and the Company reserves the right to use outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

                                          By Order of the Board of Directors,

                                          James J. Crowley
                                          Secretary

May 9, 2000

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

|X|  PLEASE MARK VOTES                                      1.  Election of one Class I Director to         For    Withhold
     AS IN THIS EXAMPLE                                         serve for the ensuing three years.

              NETWORK PLUS CORP.                                       ROBERT T. HALE, JR.                  [ ]       [ ]

  PLEASE READ THE REVERSE SIDE OF THIS CARD.

A VOTE FOR EACH PROPOSAL IS RECOMMENDED                     2. Ratification of the selection by             For   Against   Abstain
         THE BOARD OF DIRECTORS.                               the Board of Directors of
                                                               PricewaterhouseCoopers LLP as the
                                                               Company's independent accountants            [ ]     [ ]       [ ]
                                                               for the current fiscal year.




                                                     Mark box at right if an address change      [ ]
                                                     or comment has been noted on the reverse
                                                     side of this card.


                                             -------------------
Please be sure to sign and date this Proxy.  Date
----------------------------------------------------------------

----------------------------------------------------------------
     Stockholder sign here                   Co-owner sign here
----------------------------------------------------------------
DETACH CARD                                                          DETACH CARD

                               NETWORK PLUS CORP.


Dear Stockholder:


Please take note of the important information enclosed with this Proxy. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return it in the enclosed postage-paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on June 6, 2000.

Thank you in advance for your prompt consideration of these matters.


Sincerely,


Network Plus Corp.

                               NETWORK PLUS CORP.


                    PROXY SOLICITED BY THE BOARD OF DIRECTORS


                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 6, 2000


The undersigned, revoking all prior proxies, hereby appoint(s) Robert T. Hale, Jr., James J. Crowley and George C. Alex, and each or either of them, with full power of substitution, as proxies for the undersigned to act and to vote at the 2000 Annual Meeting of Stockholders of Network Plus Corp. and at any adjournment or adjournments thereof as designated herein upon all matters referred to on the reverse side and as described in the Proxy Statement for the Meeting and, in their discretion, upon any other matters that may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEE AND FOR PROPOSAL 2.



--------------------------------------------------------------------------------
           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------
Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign by authorizing person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?


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                                      -2-